Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-197327);

(2)	Registration Statement (Form S-3 No. 333-194778);

(3)	Registration Statement (Form S-3 No. 333-185946);

(4)	Registration Statement (Form S-8 No. 333-178659); and

(5)	Registration Statement (Form S-3ASR No. 333-194776)

of our report dated February 23, 2018, with respect to the consolidated financial statements of Crestwood Midstream Partners LP included in this Annual Report (Form 10-K) of Crestwood Midstream Partners LP for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Houston, Texas
February 23, 2018